                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 SUDBURY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 SUDBURY, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                                 SUDBURY, INC.
                            30100 Chagrin Boulevard
                                   Suite 203
                             Cleveland, Ohio 44124

                             ---------------------

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Sudbury, Inc. to be held at the Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio, on Thursday, October 3, 1996 at 9:00 a.m., local time.

     Stockholders will vote upon the following matters either by proxy or in person:

     1. Election of a board of seven directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected or qualified;

     2. Transaction of any other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on August 2, 1996 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                                By Order of the Board of
                                                Directors

                                                /s/ Mary C. Farrar
                                                Mary C. Farrar
                                                Secretary

Cleveland, Ohio
August 23, 1996

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 SUDBURY, INC.
                            30100 Chagrin Boulevard
                                   Suite 203
                             Cleveland, Ohio 44124

                             ---------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 3, 1996

     This Proxy Statement is furnished to stockholders in connection with the 1996 Annual Meeting of Stockholders of Sudbury, Inc. (the "Company") to be held on October 3, 1996 or any adjournment thereof. The accompanying proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with your instructions if it is returned properly executed. Unless contrary instructions are indicated on the proxy form, your shares will be voted as recommended by the Board of Directors. The Board of Directors does not anticipate that any matters, other than those set forth herein, will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named on the proxy will have discretion to vote on such matters.

     A stockholder giving a proxy may revoke it at any time before it is exercised by filing a revocation with the Secretary of the Company, by duly executing a proxy bearing a later date, or by notifying the Company at the Annual Meeting. Attendance at the Annual Meeting will not in itself revoke a proxy.

     This Proxy Statement and the accompanying proxy form are scheduled to be mailed to stockholders of record of the Company beginning on August 23, 1996, the date of this Proxy Statement. The mailing address of the principal executive offices of the Company is 30100 Chagrin Boulevard, Suite 203, Cleveland, Ohio 44124.

                      INFORMATION AS TO VOTING SECURITIES

VOTING RIGHTS

     Stockholders of record at the close of business on August 2, 1996 are entitled to vote in person or by proxy at the Annual Meeting or at any adjournment thereof. On that date, there were 10,770,174 shares of the Company's common stock, par value $.01 per share ("Common Stock") outstanding, which are the only voting securities of the Company. Each share of Common Stock outstanding on the record date is entitled to one vote per share on each matter to be acted upon at the meeting.

QUORUM AND TABULATION OF VOTES

     The presence, in person or by proxy, of the holders of record of a majority of the Company's issued and outstanding Common Stock is necessary to constitute a quorum at this meeting. An automated system assists the Company's transfer agent in the tabulation of votes cast.

     The By-Laws of the Company provide that directors shall be elected by a plurality vote. All other matters shall be determined by a majority of the votes cast, except as otherwise provided by statute, the Company's Certificate of Incorporation or its By-Laws.

     If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included for purposes of determining whether a quorum is present. Votes "withheld" from, or Broker Shares not voted for, director-nominee(s) will not count against the election of such nominee(s). In all other matters, abstentions will have the same effect as a vote against the proposal to which the abstention applies, and Broker Shares which are not voted will not be treated as either a vote for or a vote against any of the proposals to which such broker nonvotes apply.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth information regarding the ownership of the Company's Common Stock on August 2, 1996 of (i) beneficial owners known to the Company of more than five percent of the outstanding shares of Common Stock;
(ii) each director and executive officer; and (iii) all directors and executive officers as a group. Except as otherwise indicated, each owner has sole voting and sole investment powers with respect to the stock listed.

            NAME AND ADDRESS OF             AMOUNT AND NATURE OF
              BENEFICIAL OWNER              BENEFICIAL OWNERSHIP        PERCENT OF CLASS
    ------------------------------------   -----------------------      ----------------
    Pioneering Management Corporation
      60 State Street
      Boston, MA 02109                            1,000,000(a)                  9.3%
    T. Rowe Price Associates, Inc.
      100 E. Pratt Street
      Baltimore, MD 21202                           891,000(b)                  8.3%
    Cloyd J. Abruzzo, Director                       15,000(c)                    *
    Mark E. Brody, Vice President &
      Chief Financial Officer                        31,312(c)(d)                 *
    Preston Heller, Jr., Director                     5,000(c)                    *
    James A. Karman, Director                         1,000(c)                    *
    Alan L. Ockene, Director                            -0-(c)                  -0-
    David A. Preiser, Director                          -0-(c)                  -0-

            NAME AND ADDRESS OF             AMOUNT AND NATURE OF
              BENEFICIAL OWNER              BENEFICIAL OWNERSHIP        PERCENT OF CLASS
    ------------------------------------   -----------------------      ----------------
    Jacques R. Sardas, Chairman,
      Chief Executive Officer, Director
      Sudbury, Inc.
      30100 Chagrin Blvd., Suite 203
      Cleveland, OH 44124                         2,345,406(c)(e)              18.0%
    Thomas F. Slater, Director                       40,000(c)                    *
    All executive officers and directors
      as a group (8 persons)                      2,437,718(c)                 18.7%
    *Less than 1%

- - ---------------

(a) Based on information contained in a report on Schedule 13G dated January 26, 1996 and filed with the Securities and Exchange Commission, ("SEC") by Pioneering Management Corporation, a registered investment advisor.

(b) In a report on Schedule 13G dated February 14, 1996 and filed with the SEC,
    T. Rowe Price Associates, Inc., a registered investment advisor, reported sole power to dispose of 891,000 shares and sole voting power over 60,000 shares.

(c) Information concerning beneficial ownership of shares is based in part on information provided by each executive officer and director.

(d) Includes 1,312 shares held by the Sudbury Savings and Profit Sharing Plan as of May 31, 1996 for the account of Mr. Brody and shares Mr. Brody is deemed to own by virtue of currently exercisable options to purchase 30,000 shares.

(e) Includes 807 shares held by the Sudbury Savings and Profit Sharing Plan as of May 31, 1996 for the account of Mr. Sardas and shares Mr. Sardas is deemed to own by virtue of currently exercisable options to purchase 2,235,329 shares. See also --"CEO Employment Arrangements".


                             ELECTION OF DIRECTORS

     The Company's By-laws, as amended, provide that the number of directors of the Company shall number up to seven persons. The Board of Directors has set the number of directors at seven and has nominated the following seven candidates to serve as directors of the Company until the 1997 Annual Meeting of Stockholders and until their successors are elected and qualified: Cloyd J. Abruzzo, Preston Heller, Jr., James A. Karman, Alan L. Ockene, David A. Preiser, Jacques R. Sardas and Thomas F. Slater. All of the nominees are presently directors of the Company. The Company expects that each of the nominees will be available for election. In the event that any of the nominees becomes unavailable for election, the proxies will be voted for the election of such person, if any, as shall be recommended by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
         VOTE "FOR" EACH OF THE PROPOSED NOMINEES.

NAME AND PRINCIPAL OCCUPATION AT PRESENT AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS

                Cloyd J. Abruzzo, Age 46

                Mr. Abruzzo became a Director of the Company in September 1992. Since July 1993, Mr. Abruzzo has been President of Stoneridge, Inc., a group of companies whose principal activities include the design and manufacture of power and signal distribution systems and electro-mechanical and electronic components for the automotive and transportation industries. Before being elected President, Mr. Abruzzo served, since 1984, as the Vice President and Chief Financial Officer of Stoneridge. Mr. Abruzzo also serves on the Board of Directors of Second National Bank of Warren, a financial services company.

                Preston Heller, Jr., Age 67

                Mr. Heller became a Director of the Company in September 1993. Since 1966, Mr. Heller has been affiliated with Pioneer-Standard Electronics, Inc, an industrial distributor of electronic components, computer and peripheral systems products. Mr. Heller, who currently serves as a Director of Pioneer-Standard, held positions with that company of Chairman, 1983 through March 1996, and Chief Executive Officer, 1983 through March 1995. Mr. Heller also serves on the Board of Directors of National City Bank, a financial services company.

                James A. Karman, Age 59

                Mr. Karman became a Director of the Company in October 1993. Since 1978, Mr. Karman has served as President and Chief Operating Officer, and since 1963, as a member of the Board of Directors of RPM, Inc., a worldwide producer of specialty chemicals, coatings and sealants for industrial and consumer markets. Mr. Karman also serves as a Director on the Boards of McDonald & Company Securities, Inc., a regional investment banking company, Shiloh Industries, Inc., a supplier of steel blanks, stampings and processed steel to automotive, appliance and other industrial manufacturers and A. Schulman, an international supplier and distributor of plastic compounds and materials.

                Alan L. Ockene, Age 65

                Mr. Ockene became a Director of the Company in August 1996. From 1991 until his retirement in 1994, Mr. Ockene served as President and Chief Executive Officer of General Tire, Inc., a world-wide manufacturer and distributor of tires, as well as a member of the Executive Board of Directors of Continental AG, parent company of General Tire. Prior to joining General Tire, Mr. Ockene was affiliated for 17 years with Goodyear Tire and Rubber Company, which develops and sells tires domestically and abroad, serving that company in many capacities including Vice President, Goodyear Aerospace, in the area of acquisitions and divestitures, Vice President, Latin America and Vice President, Europe and Africa. Mr. Ockene currently serves as a Director on the Boards of A. Schulman and Ameron International Corporation, a producer of fiberglass, concrete and steel pipe systems, and high-performance coatings for the building, construction and industrial markets.

                David A. Preiser, Age 39

                Mr. Preiser became a Director of the Company in September 1992. Since 1990, Mr. Preiser has been affiliated with Houlihan, Lokey, Howard & Zukin, a financial advisory and investment banking firm specializing in financial restructuring. Mr. Preiser currently holds the position of Managing Director of that firm. Mr. Preiser also serves as a Director on the Boards of NVR, Inc., a home-building firm and JoS. A. Bank Clothiers, Inc., specializing in men's and women's retail clothing.

                Jacques R. Sardas, Age 65

                Mr. Sardas became a Director, and the President and Chief Executive Officer of the Company in January 1992. He was elected Chairman of the Board of Directors and Treasurer in January 1993. Mr. Sardas was affiliated for 34 years with Goodyear Tire and Rubber Company, serving that company in many capacities including as a member of its Board of Directors, Executive Vice President of the company, President of Goodyear International, President of North American Operations, and President and Chief Operating Officer -- Tires.

                Thomas F. Slater, Age 52

                Mr. Slater became a Director of the Company in December 1992. Since 1979, Mr. Slater has been President and Chief Executive Officer of Actron Manufacturing Company, which designs, manufacturers and markets automotive testing equipment. Mr. Slater serves as a Director on the Boards of Oatey Company, a maker of specialty plumbing and automotive repair hardware and MJM Industries, Inc., a manufacturer of speciality electrical connectors.

     ADDITIONAL INFORMATION CONCERNING
     THE BOARD OF DIRECTORS

COMMITTEES AND MEETINGS

     The Company's Board of Directors held seven regularly scheduled meetings during the fiscal year ended May 31, 1996. The Board has designated several standing Committees described below. Attendance by directors at meetings of the Board and Committees on which they served averaged over 95%. All directors attended 75% or more of these meetings.

     The Audit Committee The function of the Audit Committee is to provide assistance in fulfilling the Company's responsibility to stockholders, potential stockholders and the investment community in matters relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. The members of the Audit Committee are all non-employee directors: Cloyd J. Abruzzo, Chairman, Jerry A. Cooper, who resigned as a member of the Company's Board of Directors on August 15, 1996, James A. Karman and David A. Preiser. The members held three meetings and consulted informally on other occasions during fiscal 1996.

     The Compensation Committee The functions of the Compensation Committee are to provide guidance and approval for all executive compensation and benefit programs, as well as to designate those employees of the Company who will receive grants of stock options under the Company's stock option plan. The members of the Compensation Committee are all non-employee directors: Thomas F. Slater, Chairman, Cloyd J. Abruzzo, Jerry A. Cooper, who resigned as a member of the Company's Board of Directors on August 15, 1996, and Preston Heller, Jr. The Compensation Committee held five meetings and consulted informally on other occasions during fiscal 1996.

     The Nominating Committee The function of the Nominating Committee is the selection and nomination of candidates to fill vacancies on the Board as they occur and to recommend to the Board a slate of nominees for election as directors at the Company's Annual Meeting of Stockholders. The Nominating Committee will consider nominations received by security holders in accordance with procedures to be determined upon any such recommendation. The members of the Nominating Committee are all non-employee directors: Preston Heller, Jr., Chairman, James A. Karman, David A. Preiser and Thomas F. Slater. The members held one meeting and consulted informally on other occasions during fiscal 1996.

DIRECTOR COMPENSATION

     Employee directors receive no additional compensation for service on the Board of Directors. A director who is not an employee of the Company receives an annual cash retainer of $20,000 payable in four quarterly installments. Additionally, non-employee Directors receive $1,200 for each Board meeting attended in person, $600 for participating in formal telephonic meetings of the Board and reimbursement of expenses incident to their service. Directors who undertake special consulting projects on behalf of the Company or its Board of Directors are entitled to receive remuneration for their services at a per diem rate of $1,000. A total of $33,250 was paid for services rendered pursuant to such consulting projects in fiscal 1996.

     In 1994 the Board of Directors adopted the Sudbury, Inc. Directors' Deferral Plan (the "Plan") for the benefit of non-employee directors. Pursuant to the Plan, outside directors may elect to defer, until a specified date or retirement from the Board, all or any part of their retainer or meeting fees into a cash and/or stock equivalent account established by the Company for their benefit.

     The Company pays interest on compensation deferred into the cash account at a rate based on the rate of interest paid by the Company on its senior revolving credit facility. The interest rate currently paid is 8.5% per year. Compensation deferred to the stock account during any calendar quarter is converted into stock equivalent units by dividing the total amount of deferred compensation by the market price, as defined in the Plan, of the Company's Common Stock on the last business day of that quarter. At the end of the deferral period, the Company will pay to the director an amount in cash equal to the number of accumulated stock equivalent units multiplied by the market price of the Company's Common Stock on the last business day of the calendar quarter immediately prior to the day on which the deferral period ends.

     Deferred amounts and accrued interest may be paid in a lump sum or installments commencing upon a date specified by the director or the director's retirement from the Board.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE MANAGEMENT COMPENSATION

     In accordance with its charter and pursuant to authority granted by the Board, the Compensation Committee of the Board of Directors (the "Committee") is responsible for approving the Company's cash and non-cash compensation for its executive officers and making recommendations to the Board of Directors with respect to the establishment of the Company's executive compensation plans and programs. The Committee also administers the Company's stock option plans. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the Company's executive compensation programs.

     The Company's executive compensation program is designed to provide (i) fair compensation to executives based on their responsibilities and their achievements of annually established goals and (ii) incentives which develop a sense of Company ownership and commitment to attaining long-term profitable operations of the Company's business. The Committee believes that its policies are best implemented by providing compensation comprised of separate components, all of which are designed to motivate executive performance. These components are: base salary, short-term incentive compensation (bonus) and long-term incentive compensation (stock options).

     In setting executive compensation practices for the Company, the Committee compares the executive compensation program with other companies' compensation programs for executives with similar responsibilities. The Committee also uses surveys prepared by independent consulting firms to provide comparative market compensation data. The comparison groups surveyed include (i) businesses included in the Company's peer group index and (ii) other manufacturing concerns with comparable business lines and revenue levels.

     The information below is provided with respect to the compensation of the Company's executive officers including the Chief Executive Officer and the Vice President and Chief Financial Officer, the only executive officers of the Company designated as "named executive officers" in the Summary Compensation Table.

          CEO Compensation: In July 1995, the Company and Mr. Jacques R. Sardas, Chairman, President and Chief Executive Officer of the Company, entered into an employment agreement (the "1996 Employment Agreement") which extended the term of Mr. Sardas' employment through January 1998 upon the expiration of his 1992 employment agreement with the Company (the "1992 Employment Agreement").

          Pursuant to the terms of the 1996 Employment Agreement, which became effective January 13, 1996, Mr. Sardas continues as the Company's Chairman and Chief Executive Officer until such time as the Board of Directors selects a new Chief Executive Officer. Upon the selection of a new Chief Executive Officer, Mr. Sardas will continue as Chairman of the Company's Board of Directors through the expiration of the 1996 Employment Agreement on January 12, 1998. Mr. Sardas' base salary is $500,000 per annum for the longer of the first year of the 1996 Employment Agreement or until such time as a new Chief Executive Officer of the Company is selected. At such time as a new Chief Executive Officer is selected (but not before January 13, 1997) Mr. Sardas' base salary will be reduced to $250,000 per annum.

          Under the terms of the 1996 Employment Agreement, the Board of Directors, upon recommendation of the Committee, established a target bonus under the Company's Incentive Bonus Plan ("Bonus Plan") tied directly to the Company's achievement of specific financial objectives. The financial objectives set were based on minimum and maximum target levels relating to the Company's return on equity. Under the Bonus Plan and consistent with the 1996 Employment Agreement, Mr. Sardas was entitled to bonus compensation equal to a percentage of his base salary ranging from 20% to 60% if the financial objectives were achieved. However, no awards would be paid if the specified minimum target levels were not met. All such awards require Committee approval and are submitted by the Committee to the Board of Directors for the Board's final approval.

          Additionally, the terms of the 1992 Employment Agreement included a bonus payable to Mr. Sardas at the expiration of the agreement in January 1996. The bonus amount was equal to 5% of the net fair value of the Company in excess of $35,000,000 based on an appraisal completed by an independent investment banking firm. The total of such bonus paid to Mr. Sardas in January 1996 was $7,250,000.

          Base Salary: In setting the annual salary for Mr. Brody, the Company's Vice President and Chief Financial Officer and the Company's other executive officers, the Committee reviewed the salaries recommended by the Chief Executive Officer. The Committee formally recommended to the Board of Directors, for its final approval, the appropriate level of cash compensation for fiscal year 1996. Cash compensation levels were determined upon subjective consideration of scopes of responsibility and comparison with industry pay practices. In making the determination, such factors were accorded equal relative importance.

          Annual Incentive Bonus: Executive officers, including Mr. Brody, are also eligible to earn an annual cash incentive bonus under the Bonus Plan. The amount of each bonus for fiscal 1996 was determined as a fixed percentage of each executive officer's base salary ranging from a minimum of 15% up to a maximum of 45%. The determination of such bonus percentage for each executive officer for fiscal 1996 was based upon the Committee's subjective determination of each individual's level of responsibility and accountability.

          The annual incentive bonus is tied directly to the Company's achievement of specific financial objectives. Each year, usually at its August meeting, the Committee sets minimum and maximum target levels relating to the Company's return on equity. No awards are paid if the specified minimum target is not met. All awards require Committee approval and are submitted by the Committee to the Board of Directors for the Board's final approval.

          At the close of fiscal year 1996, the Company had achieved the target levels established at the beginning of fiscal 1996. Accordingly, the Committee made incentive compensation awards to the participating executives based on the factors described above.

          Stock Options: The ability to grant options under the Sudbury, Inc. 1990 Stock Option Plan terminated on June 22, 1995. The Sudbury, Inc. 1995 Stock Option Plan was adopted by the Board of Directors on June 22, 1995 and by the Company's stockholders on September 28, 1995. Under the Company's 1995 Stock Option Plan, 215,000 were awarded to named executive officers during fiscal 1996. The Committee intends to use stock options as a long-term incentive, having the dual purpose of retaining and attracting superior-performing executives while, at the same time, aligning the executives' interests with those of the Company's stockholders.

          Compliance with Section 162(m) of the Internal Revenue Code: Section 162(m) of the Internal Revenue Code enacted in 1993 generally disallows a tax deduction to a public corporation for compensation in excess of $1,000,000 paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the limitations provided if certain requirements are met. The Committee and the Board of Directors currently intend to structure the compensation of its executive officers in a manner that is intended to ensure that the Company does not lose any tax deductions because of the $1,000,000 compensation limit. However, there can be no assurance that the various incentive and performance-related elements of the Company's compensation arrangements with its five highest paid executive officers will, in fact, qualify under Section 162(m) of the Internal Revenue Code as performance-based compensation excluded from such limitations.

COMPENSATION COMMITTEE

Thomas F. Slater, Chairman      Cloyd J. Abruzzo
Jerry A. Cooper                 Preston Heller, Jr.

COMPENSATION COMMITTEE INTERLOCKS

     No member of the Compensation Committee has interlocking relationships with third parties which might be considered conflicts of interest.

CEO EMPLOYMENT ARRANGEMENTS

     1996 Employment Agreement. In July 1995, the Company and Mr. Sardas entered into the 1996 Employment Agreement which extended Mr. Sardas' employment for two years beyond the expiration of the 1992 Employment Agreement through January 1998. The terms of Mr. Sardas' salary and bonus compensation arrangements pursuant to the 1996 Employment Agreement are detailed above in the section entitled "Compensation Committee Report on Executive Management
Compensation -- CEO Compensation."

     In connection with the 1992 Employment Agreement, confirmed as part of the Company's Plan of Reorganization, Mr. Sardas was granted 1,764,706 stock options issued under a 1992 stock option agreement ("1992 Stock Options"). Under the 1996 Employment Agreement, Mr. Sardas has the right to sell to the Company the Common Stock underlying the 1992 Stock Options (the "Option Stock") in five separate approximately semi-annual installments commencing February 7, 1996 and continuing through January 13, 1998. The purchase price for the Option Stock is the per share fair market value on the purchase date based on the quoted price on the principal stock exchange on which the Company's Common Stock is traded ("Fair Market Value"). Mr. Sardas generally may delay his right to sell any installment of the Option Stock until the next succeeding purchase date. If at that next succeeding purchase date Mr. Sardas does not tender such shares of Option Stock, the Company will have no further repurchase obligation for such shares.

     Under the terms of the 1996 Employment Agreement, if Mr. Sardas' employment is terminated other than for cause, or due to Mr. Sardas' death or disability, the Company is obligated to pay to Mr. Sardas or his estate, at Mr. Sardas' or his estate's election at that time or at the next installment purchase date, the Fair Market Value of the Option Stock. Alternately, in such event, if Mr. Sardas does not exercise such election, he or his estate or representative will maintain the right to sell the Option Stock in installments as noted above. If the 1996 Employment Agreement is terminated by the Company for cause, then the Company has the right to purchase the Option Stock for the Fair Market Value thereof subject to Mr. Sardas' right to decline to tender such shares. In the event he declines to tender such shares, the Company's obligation to purchase the Option Stock will terminate. Mr. Sardas has not exercised his right to sell his Option Stock subject to the February 7, 1996 installment; therefore, the Company's obligation with respect to such purchase has terminated.

     Pursuant to the 1996 Employment Agreement, the Company granted to Mr. Sardas under the Company's 1995 Stock Option Plan, options to purchase 200,000 shares of Common Stock. Such options were granted at an exercise price of $7.625, the market price on the date of grant and expire on July 28, 2000. On January 13, 1996, 100,000 of such options vested and the remainder will vest on January 13, 1997.

     Other Arrangements. In July 1994, the Company entered into a settlement agreement with Mr. Sardas providing that under the terms of the 1992 Employment Agreement and related stock option agreement, Mr. Sardas was entitled to certain anti-dilution protection arising from the issuance of Participation Certificates under the Company's Plan of Reorganization. Under the settlement agreement, Mr. Sardas was issued options evidencing his right to purchase, in the aggregate, 479,893 shares of Common Stock which amount is equivalent to 15% of the total of the (i) underlying shares of Common Stock reserved for issuance under the Participation

Certificates and (ii) the options issued under the settlement agreement. Mr. Sardas was issued options, to purchase 109,270 shares of Common Stock, having an exercise price per share of $3.17 which were exercised by Mr. Sardas on July 17, 1996. He was also issued options which are currently exercisable to purchase 115,021 shares of Common Stock, having an exercise price per share of $5.69 and expiring September 1, 1999 and 255,602 shares of Common Stock, having an exercise price per share of $5.015, and which expire on September 1, 2002.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL
AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Mr. Brody, the Company's Vice President and Chief Financial Officer is a party to an employment agreement with the Company. The agreement provides that employment shall be at will, however, if Mr. Brody is terminated by the Company (or its successor) without cause or if Mr. Brody is subject to constructive termination (i.e., a reduction in compensation, a diminution in job responsibilities, or a required relocation outside of the greater Cleveland area), within one year after a change of control of the Company, Mr. Brody will be entitled to twenty-four months' severance compensation. Mr. Brody's agreement also provides him, under certain circumstances, with twelve months' severance compensation in the event that his employment is terminated by the Company other than in the event of a change in control.

SUMMARY COMPENSATION TABLE

     The following table provides a summary of annual and long-term compensation during the last three fiscal years for the Chief Executive Officer and all other executive officers of the Company whose annual salary exceeded $100,000 (hereinafter, referred to collectively as the "named executive officers").

                               ANNUAL COMPENSATION (a)             LONG-TERM COMPENSATION
                          ---------------------------------      --------------------------
                                                                   AWARDS         PAYOUTS
                                                                 ----------      ----------
                                                                 SECURITIES
                                                                 UNDERLYING                      ALL OTHER
       NAME AND           FISCAL                                  OPTIONS/          LTIP          COMPEN-
  PRINCIPAL POSITION      YEAR       SALARY         BONUS         SARs(b)#       PAYOUTS($)        SATION
- - -----------------------   ----      --------       --------      ----------      ----------      ---------
Jacques R. Sardas         1996      $424,975       $176,869        200,000       $7,250,000(d)    (e)
  Chairman, Chief         1995      $369,720       $184,860        479,893(c)           -0-       (e)
  Executive Officer,      1994      $369,720       $184,860            -0-              -0-       (e)
  President and
  Treasurer
Mark E. Brody             1996      $136,083       $ 43,608         15,000              -0-       (e)
  Vice President/         1995      $115,000       $ 51,750            -0-              -0-       (e)
  Chief Financial         1994      $100,000       $ 45,000            -0-              -0-       (e)
  Officer

- - ---------------

(a) Includes amounts earned in the specified fiscal year, whether or not received during such fiscal year.

(b) The Company has not granted any restricted stock or stock appreciation rights.

(c) Granted pursuant to an agreement between the Company and Mr. Sardas. See also -- "CEO Employment Arrangements."

(d) Bonus paid pursuant to Mr. Sardas' 1992 employment agreement with the Company. See also "Compensation Committee Report on Executive Compensation" and "CEO Employment Arrangements."

(e) The aggregate amount of all other compensation was less than the lesser of $50,000 or 10% of the annual salary and bonus reported for the named executive officers.

OPTION GRANTS AND OPTION EXERCISES

     The following table shows all options granted to any of the named executive officers in fiscal 1996 and the potential value at stock price appreciation rates of 5% and 10%, over the term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the SEC and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices.

                                     INDIVIDUAL GRANTS
- - --------------------------------------------------------------------------------------------       POTENTIAL REALIZABLE
                                        PERCENT OF                                               VALUE AT ASSUMED ANNUAL
                       NUMBER OF          TOTAL                                                       RATES OF STOCK
                       SECURITIES      OPTIONS/SARs     EXERCISE      MARKET                     APPRECIATION FOR OPTION
                       UNDERLYING       GRANTED TO      OR BASE      PRICE ON                              TERM
                      OPTIONS/SARs     EMPLOYEES IN      PRICE       DATE OF      EXPIRATION     ------------------------
       NAME            GRANTED(#)      FISCAL YEAR       ($/SH)       GRANT          DATE            5%           10%
- - ------------------    ------------     ------------     --------     --------     ----------     ----------    ----------
Jacques R. Sardas        200,000(a)        76.9%         $7.625       $7.625        7-27-00        $421,329      $931,028
Mark E. Brody             15,000(b)         5.8%         $ 8.25       $ 8.25        1-08-06         $77,826      $197,226

- - ---------------

(a) Non-qualified stock options granted pursuant to the Sudbury, Inc. 1995 Stock Option Plan (the "Plan"). 100,000 options granted on July 28, 1995 became exercisable on January 13, 1996 and the remaining 100,000 will become exercisable on January 13, 1997.

(b) Non-qualified stock options granted pursuant to the Plan on January 8, 1996 become exercisable in three equal installments on January 8, 1997, January 8, 1998 and January 8, 1999.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1996
                     AND FISCAL YEAR END OPTION/SAR VALUES

     The following table sets forth information for all exercises of stock options by each of the named executive officers and the number and value of unexercised in-the-money options at May 31, 1996. The actual amount, if any, realized upon exercise of stock options will depend upon the amount by which the market price of the Company's Common Stock on the date of exercise exceeds the exercise price. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

                                                         NUMBER OF SECURITIES               VALUE OF SECURITIES
                                                        UNDERLYING UNEXERCISED            UNDERLYING UNEXERCISED
                                                      OPTIONS/SARs AT FISCAL YEAR        IN-THE-MONEY OPTIONS/SARS
                          SHARES          VALUE                 END (#)                        AT FY-END ($)
                        ACQUIRED ON     REALIZED     -----------------------------     -----------------------------
       NAME            EXERCISE (#)        ($)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- - -------------------    -------------    ---------    -----------     -------------     -----------     -------------
Jacques R. Sardas           -0-            -0-        2,235,329         100,000        $18,164,001       $ 137,500
Mark E. Brody               -0-            -0-           30,000          15,000        $   157,500       $  11,250

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return of the Company with the cumulative total stockholder return of the Standard & Poor's 500 Composite Stock Index ("S&P 500"), and an industry peer index compiled by the Company on the basis of similar business lines, sales and total assets. The corporations making up the Company's peer group of companies are Citation Corporation, Federal Screw Works, Gehl Company, Intermet Corporation, Lamson & Sessions Co., Park-Ohio Industries, Inc., Standard Products Company and Walbro Corporation. Because of a change in focus away from its metalworking and machinery business, Acme-Cleveland Corporation, a member of the Company's peer index in preceding fiscal years, is no longer representative of the Company's current business lines. The Company, therefore, has substituted Citation Corporation, which more closely resembles the Company in business line, sales and total assets. During fiscal 1996, the Nasdaq Stock Market ceased listing the stock prices of ABS Industries, Inc., a member of the Company's peer index in preceding years; therefore, ABS Industries, Inc. has not been included in the Company's current peer index. The returns of the peer group of companies, before and after such changes were made, are included for fiscal 1996 in compliance with SEC requirements. The peer group consolidation was done on a weighted average basis (market capitalization basis, adjusted at the end of each quarter). The graph assumes $100 invested on June 1, 1991 in the Common Stock of the Company and each of the other indices.

                        COMPARISON OF CUMULATIVE TOTAL RETURN
          ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

         MEASUREMENT PERIOD
        (FISCAL YEAR COVERED)             SUDBURY INC.        S & P 500          OLD PEERS          NEW PEERS
1991                                              100.00             100.00             100.00             100.00
1992                                               32.89             109.85             170.00             172.77
1993                                               26.65             122.60             181.83             176.36
1994                                               38.57             127.83             180.34             171.28
1995                                               37.17             153.63             168.80             161.09
1996                                               50.50             197.33             252.25             224.72

     The graph set forth above was prepared based on requirements established by the SEC. As depicted above the cumulative total return on the Company's Common Stock was adversely impacted by the deteriorating financial condition and ultimate reorganization of the Company which occurred in 1992.

     The graph set forth below depicts the cumulative total return on the Company's Common Stock that would have been achieved if $100 had been invested on September 1, 1992, the date on which the Company emerged from under the protection of Chapter 11 of the United States Bankruptcy Code.

                        COMPARISON OF CUMULATIVE TOTAL RETURN
          ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

         MEASUREMENT PERIOD
        (FISCAL YEAR COVERED)             SUDBURY INC.        S & P 500          PEER GROUP
1992                                              100.00             100.00             100.00
1993                                              389.34             111.12             124.97
1994                                              563.52             115.86             121.98
1995                                              543.03             139.25             115.26
1996                                              737.70             178.85             172.24

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected the firm of Ernst & Young LLP, independent auditors, to audit the financial statements of the Company and its subsidiaries for the fiscal year ending May 31, 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will have an opportunity to make a statement should they so desire. In addition, they will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matter which will be presented to the stockholders for action at the Annual Meeting. Should any other matter properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxy accompanying this proxy statement will vote such proxy in accordance with their best judgment as to such matters.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms received by the Company and/or written representations from certain reporting persons, the Company believes that during the period June 1, 1995 to May 31, 1996, all filing requirements applicable to its directors, executive officers and greater than ten percent owners were complied with.

EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Officers and employees of the Company, without additional remuneration may, by letter or telephone or in person, request the return of proxies. The Company will reimburse brokerage houses, custodians, nominees, and others for their reasonable expenses in connection with this solicitation.

STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Any stockholder who intends to present a proposal at the 1997 Annual Meeting of Stockholders and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting must deliver such proposal to the Secretary of the Company, at the Company's corporate offices in Cleveland, Ohio, no later than April 25, 1997.

ANNUAL REPORT

     THE COMPANY'S ANNUAL REPORT FOR THE 1996 FISCAL YEAR ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE COMPANY'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED FROM THE COMPANY.

                                       SUDBURY, INC.

                                       /s/ MARY C. FARRAR

                                       Mary C. Farrar
                                       Corporate Secretary

August 23, 1996

                                    SUDBURY, INC.
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          ANNUAL MEETING -- OCTOBER 3, 1996

    P    Jacques R. Sardas, Mark E. Brody and Mary C. Farrar, or any of
    R    them, each with power of substitution, are hereby appointed Proxies
    O    of the undersigned to represent and to vote, as designated, all
    X    shares of Common Stock of Sudbury, Inc. held of record by the
    Y undersigned on August 2, 1996, at the Annual Meeting of Stockholders to be held on October 3, 1996, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this card as set forth in the Notice of 1996 Annual Meeting of Stockholders and the Proxy Statement. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

            Election of Directors, Nominees:                               (change of address)
            Cloyd J. Abruzzo, Preston Heller, Jr., James A. Karman,        _________________________________
            Alan L. Ockene, David A. Preiser, Jacques R. Sardas and        _________________________________
            Thomas F. Slater.                                              _________________________________
                                                                           _________________________________
                                                                           (If you have written in the above
                                                                           space, please mark the
                                                                           corresponding box on the reverse
                                                                           side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.





                                                                SEE REVERSE
                                                                   SIDE

- - --------------------------------------------------------------------------------
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

           /X/  PLEASE MARK YOUR                                          SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.
                           FOR               WITHHELD
                           / /                 / /


    1. Election of
     Directors
     (see reverse)

     For, except vote withheld from the
     following nominee(s):

- - -----------------------------------
                                                 THE UNDERSIGNED HEREBY
                                                 ACKNOWLEDGES RECEIPT OF A COPY
                                                 OF THE ACCOMPANYING NOTICE OF
                                                 ANNUAL MEETING AND PROXY
                                                 STATEMENT AND HEREBY REVOKES
                                                 ANY PROXY OR PROXIES
                                                 PREVIOUSLY GIVEN:

                                  Change         PLEASE MARK, SIGN, DATE AND
                                    of      / /  RETURN THIS PROXY USING
                                  Address        THE ENCLOSED ENVELOPE.


                                  Attend
                                  Meeting   / /

SIGNATURE(S)  ______________________________________________   DATE ________

SIGNATURE(S)  ______________________________________________   DATE ________

NOTE: Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. In the case of a corporation, a duly authorized officer should sign on its behalf. If a partnership, please sign in partnership name by authorized person.

- - --------------------------------------------------------------------------------
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

                                    SUDBURY, INC.

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 3, 1996

   V     INSTRUCTIONS FOR VOTING SHARES HELD BY NATIONAL CITY BANK, TRUSTEE
   O          UNDER THE SUDBURY SAVINGS AND PROFIT SHARING PLAN (THE "PLAN")
   T     As a participant and named fiduciary under the Plan, I hereby
   I     direct National City Bank, as Trustee, to vote the shares of
   N     Company common stock allocated to my Plan account and the shares of
   G uninstructed Company common stock for which I have voting authority under the Plan in the manner hereinafter indicated at the Annual
   C     Meeting of Stockholders to be held on October 3, 1996, to elect
   A     directors and conduct other business of the Company.
   R
   D
                   Election of Directors, Nominees:

                   Cloyd J. Abruzzo, Preston Heller, Jr., James A. Karman,

                   Alan L. Ockene, David A. Preiser, Jacques R. Sardas and

                   Thomas F. Slater.


    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.


                                                                SEE REVERSE
                                                                   SIDE

- - --------------------------------------------------------------------------------
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

           /X/  PLEASE MARK YOUR                                          NUMBER OF SHARES
                VOTES AS IN THIS
                EXAMPLE.
                           FOR               WITHHELD
                           / /                 / /

    1. Election of
       Directors
       (see reverse)                       THE SHARES REPRESENTED BY THIS PROXY
                                           WILL BE VOTED AS INSTRUCTED.
                                           UNINSTRUCTED SHARES WILL BE  VOTED
                                           IN THE SAME MANNER AS THE INSTRUCTED
     For, except vote withheld from the    SHARES UNLESS OTHERWISE NOTED BELOW
     following nominee(s):

     ----------------------------------


                                       Change
                                        of      / /
                                       Address

                                       Attend
                                       Meeting  / /

SIGNATURE(S)  ______________________________________________   DATE _________

SIGNATURE(S)  ______________________________________________   DATE _________

NOTE: Please sign your name exactly as it appears above and return your proxy promptly in the enclosed envelope which requires no postage.

- - --------------------------------------------------------------------------------
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